EXHIBIT 99.1

PRO FIT OPTIX HOLDING COMPANY, LLC

Contents

Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2-3

Consolidated Statements of Operations	4

Consolidated Statements of Members’ Deficit	5

Consolidated Statements of Cash Flows	6-7

Notes to Consolidated Financial Statements	8-56

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of

Pro Fit Optix Holding Company, LLC

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Pro Fit Optix Holding Company, LLC as of December 31, 2014 and 2013, and the related consolidated statements of operations, members’ deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pro Fit Optix Holding Company, LLC as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming Pro Fit Optix Holding Company, LLC will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, under existing circumstances there is substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2014. Management’s plans in regard to that matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Marcum LLP

Marcum LLP

West Palm Beach, FL

June 25, 2015

PRO FIT OPTIX HOLDING COMPANY, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

Current assets:

Cash	$75,536	$92,579
Accounts receivable, net	410,547	427,076
Inventories, net	873,977	836,603
Debt issue costs	581,305	-
Prepaid expenses and other current assets	240,145	104,359
Total current assets	2,181,510	1,460,617
Property and equipment, net	318,528	468,180
Deferred costs	293,732	293,732
Other assets	80,441	76,280
Total assets	$2,874,211	$2,298,809

LIABILITIES, REDEEMABLE CAPITAL UNITS AND MEMBERS’ DEFICIT

Current Liabilities:

Accounts payable	$2,174,636	$1,222,565
Accrued liabilities	1,234,038	681,473
Accrued interest, related parties	889,110	591,016
Notes payable, related parties – current portion	3,133,408	-
Notes payable, net of discount	2,888,609	145,965
Derivative obligation	1,134,690	-
General unsecured claims – current portion	42,335	45,524
Total current liabilities	11,496,826	2,686,543

Notes payable, related parties – net of current portion	1,443,624	4,566,434
Deferred revenue	2,582,198	2,582,198
Royalty obligation	1,500,000	-
General unsecured claims – net of current portion	37,296	74,620
Total long-term liabilities	5,563,118	7,223,252
Total liabilities	$17,059,944	$9,909,795

See accompanying notes to these consolidated financial statements.

PRO FIT OPTIX HOLDING COMPANY, LLC

CONSOLIDATED BALANCE SHEETS (CONTINUED)

DECEMBER 31, 2014 AND 2013

	2014	2013

Redeemable capital units	$-	$991,460

Commitments and Contingencies

Members’ deficit:
Members’ units, no par value;
9,619.20 issued and outstanding at December 31, 2014 and 2013	4,352,328	1,481,456
Subscription receivable	(440,000)	(440,000)
Retained deficit	(18,098,061)	(9,643,902)
Total members’ deficit	(14,185,733)	(8,602,446)
Total liabilities, redeemable capital units and members’ deficit	$2,874,211	$2,298,809

See accompanying notes to these consolidated financial statements.

PRO FIT OPTIX HOLDING COMPANY, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Net sales	$2,642,693	$4,236,620
Cost of sales	2,058,927	3,350,031
Gross profit	583,766	886,589

Operating Expenses
Personnel costs	3,346,756	3,060,935
General and administrative	1,506,433	800,700
Legal and professional fees	1,222,068	784,261
Sales and marketing	415,597	378,505
Research and development	341,336	171,788
Depreciation and amortization	324,992	284,272
Bad debt expense	90,383	281,795
Total operating expenses	7,247,565	5,762,256
Operating loss	(6,663,799)	(4,875,667)

Non operating (income) expenses
Other income	(338,354)	(4,260)
Interest expense, related parties	298,094	307,234
Interest expense, other	1,882,826	-
Fair value changes of derivative instruments, net	(52,206)	-
Bargain purchase gain	-	(1,302,476)
Total non operating (income) expenses	1,790,360	(999,502)
Loss before income taxes	(8,454,159)	(3,876,165)
Income tax benefit	-	-
Net loss	$(8,454,159)	$(3,876,165)

See accompanying notes to these consolidated financial statements.

PRO FIT OPTIX HOLDING COMPANY, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Members’
	Capital	Units	Retained	Members’
	Accounts	Subscribed	Deficit	Deficit

Balances at December 31, 2012	$1,665,319	$(660,000)	$(5,767,737)	$(4,762,418)
Equity based compensation	36,137	-	-	36,137
Cancelation of member's units	(220,000)	220,000	-	-
Net loss	-	-	(3,876,165)	(3,876,165)

Balances at December 31, 2013	1,481,456	(440,000)	(9,643,902)	(8,602,446)
Issuance of warrants in conjunction with Series A private placement	1,147,921	-	-	1,147,921
Issuance of warrants in conjunction with Secured Bridge private placement	731,491	-	-	731,491
Reclassification of redeemable units upon expiration of put option	991,460	-	-	991,460
Net loss	-	-	(8,454,159)	(8,454,159)

Balances at December 31, 2014	$4,352,328	$(440,000)	$(18,098,061)	$(14,185,733)

See accompanying notes to these consolidated financial statements.

PRO FIT OPTIX HOLDING COMPANY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Cash flow from operating activities:
Net loss	$(8,454,159)	$(3,876,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	324,992	284,272
Stock based compensation	-	36,137
Bargain purchase gain	-	(1,302,476)
Provision for doubtful accounts	90,383	281,795
Interest expense – related parties	298,094	307,234
Amortization of debt issue costs	322,799	-
Amortization of debt discount	993,763	-
Change in fair value of derivative, net	(52,206)	-

Changes in assets and liabilities, net of acquisition:
Accounts receivable, net	(73,854)	501,408
Inventories, net	(37,374)	397,159
Prepaid expenses	(135,786)	248,845
Deferred costs	-	(208,391)
Other assets	(4,161)	58,684
Deferred revenue	-	517,239
Accounts payable	952,071	292,447
Accrued expenses and other liabilities	552,566	495,098
Net cash used in operating activities	(5,222,872)	(1,966,714)

Cash flows from investing activities:
Purchase of property, plant and equipment	(175,340)	(187,667)
Purchase of business	-	(164,369)
Net cash used in investing activities	(175,340)	(352,036)

Cash flows from financing activities:
Proceeds from issuance of capital units, net of costs	-	991,460
Proceeds from long-term debt, net of debt issue costs	5,605,186	1,351,077
Repayment on long-term debt	(224,017)	(40,513)
Net cash provided by financing activities	5,381,169	2,302,024

Net decrease in cash	(17,043)	(16,726)
Cash, beginning of year	92,579	109,305
Cash, end of year	$75,536	$92,579

See accompanying notes to these consolidated financial statements.

PRO FIT OPTIX HOLDING COMPANY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Supplemental cash flow information:
Cash paid during the years for:
Interest	$301,952	$-
Non-cash investing and financing activities:
Accrued but unpaid purchase price due to Optima, LLC related to acquisition	6,138	24,897
Debt issuance costs related to issuance of warrants	250,760	-
Debt discount related to issuance of warrants	2,815,548	-
Derivative obligation related to issuance of warrants	1,186,896	-
Issuance of warrants in conjunction with Series A private placement and Secured Bridge private placement	1,879,412	-
Reclassification of redeemable units	991,460	-

See accompanying notes to these consolidated financial statements.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies

Description of the Business

Pro Fit Optix Holding Company, LLC (“Holding”) and its wholly-owned subsidiary Pro Fit Optix, Inc. (“Optix”) were organized for the manufacturing and distribution of eyewear through proprietary manufacturing, ordering and delivery systems that reduce cost to eyewear providers.

Optix, a Wyoming corporation, was incorporated on May 7, 2009. On February 9, 2011, Optix filed a voluntary petition for reorganization pursuant to a Chapter 11 Plan of Reorganization as entered in Optix’s bankruptcy in case no. 11~13387 (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Florida. On May 2, 2011, Optix filed a Plan of Reorganization which was approved in August 2011. Pursuant to the Plan of Reorganization, debtor-in-possession financing was provided by HCA DIP Capital Fund, LLC.

Holding was formed on February 9, 2011 and is a limited liability company organized under the laws of the State of Florida. Holding was previously known as HCA DIP Capital Fund, LLC which was formed to provide and did provide debtor-in-possession financing as a lender to Optix. The members of HCA DIP Capital Fund, LLC were majority stockholders of Optix prior to its reorganization.

On May 17, 2012, Optix successfully emerged from bankruptcy and, in exchange for the outstanding debtor-in-possession financing, issued all of the outstanding shares of its new common stock to Holding and became a wholly owned subsidiary.

Three additional wholly owned subsidiaries of Holding, PFO Technologies, LLC (“Tech”), PFO Optima, LLC (“Optima”) and PFO MCO, LLC (“MCO”) were incorporated on February 17, 2014, May 23, 2013 and July 5, 2013, respectively. Holding, Optix, Tech, Optima, and MCO are collectively referred to herein as the “Company”.

MCO manufactures and delivers complete eyewear, prescription lenses and related services to the managed care insurance industry, which services the Medicaid and Medicare entitlement programs, independent eye care providers and accountable care organizations. Optima distributes distortion free polycarbonate lenses under the Resolution® brand name. Tech’s focus is on the development of disruptive technologies for the eyewear industry and supports the research and development of other business units of the Company. The developed products under Tech currently include:

•	SmartCalc - proprietary software used to manufacture fully digital lens designs. Certain Company lenses are produced following the SmartCalc software calculation.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Description of the Business (continued)

•	SmartEyewear Online Ordering System - a B2B online ordering software system which allows eye care providers to quickly provide all necessary information for each patient’s eyewear package and unique use. It integrates the optical provider directly with the PFO worldwide lab system. The Company utilizes this system for all of its electronic ordering.

•	eyeX[3] - proprietary laser guided three-dimensional frame scanning system. It alleviates the need for frames to be sent to an optical lab and instead permits the optical providers to keep the frames in-house and insert the manufactured lenses when received.

•	Safety Kiosk - Virtual Try On – proprietary software developed for a major global safety eyewear manufacturer customer to develop a virtual web based try on technology to be used in kiosks maintained by such customer. The contract term commenced in 2014.

The Company is headquartered in Irving, Texas where primarily all corporate functions are performed as well as the support, sales and warehousing for all MCO and Tech products and services. Optima has a facility in Stratford, Connecticut of which the primary function is to support the sales, administration and warehousing of the Optima products. The Company utilizes a third party frame provider, Hong Kong Optical in Shenzhen, China (“HKO”) which sells frames to the Company and warehouses them in their facility until such time as the frames are released to designated laboratories to be fit with a lens. HKO is responsible to track and manage inventory on behalf of the Company from the point of purchase to the shipment of the frames to the laboratories.

Basis of Presentation And Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of Pro Fit Optix Holding Company, LLC and its wholly owned subsidiaries: Pro Fit Optix, Inc., PFO MCO, LLC, PFO Optima, LLC and PFO Technologies, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Business Combinations

Results of operations for acquired companies are included in the Company’s consolidated results of operations from the date of acquisition. The Company recognizes separately from goodwill, any identifiable assets acquired, including acquired in-process research and development, and the liabilities assumed in the acquiree generally at the acquisition date fair values as defined by accounting standards related to fair value measurements. As of the acquisition date, any goodwill is measured as the excess of consideration given, generally measured at fair value, net of the acquisition date fair values of the identifiable assets acquired and the liabilities assumed. Direct acquisition costs are expensed as incurred.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company's chief operating decision maker is its Chief Executive Officer. The Company and its Chief Executive Officer view the Company's operations and manage its business as one operating segment. All revenues and long-lived assets of the Company are earned and reside in the United States.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s significant estimates include the allowance for doubtful accounts, sales allowances, recoverability of long lived assets, valuation allowance for deferred income tax assets, fair value of assets acquired and liabilities assumed, fair value of derivative liabilities and valuation of stock options and equity transactions. Actual results could differ from those estimates.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with financial institutions which balances may exceed the federally insured limits. Federally insured limits are $250,000 for interest and noninterest deposits. At December 31, 2014, the Company had no deposits in excess of federally insured limits.

Accounts Receivable

The Company does business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company’s allowance for doubtful accounts was approximately $410,000 and $319,000, respectively, at December 31, 2014 and 2013, respectively.

Inventories

In assessing the value of inventories, the Company makes estimates and judgments regarding aging of inventories and other relevant issues potentially affecting the saleable condition of products and estimated prices at which those products will sell. On an ongoing basis, the Company reviews the carrying value of its inventory, measuring number of months on hand and other indications of salability. The Company reduces the value of inventory if there are indications that the carrying value is greater than market, resulting in a new, lower-cost basis for that inventory. Subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. While estimates are involved, historically, obsolescence has not been a significant factor due to long product dating and lengthy product life cycles. Inventories consist of finished product and are stated at the lower of cost, determined using the first-in first-out method, or market.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Debt Issue Costs

The Company amortizes debt issue costs to interest expense over the life of the associated debt instrument.

Shipping and Handling Costs

The Company charges customers for shipping and handling costs except for orders that are shipped directly to customers from the Company’s third party lens provider, HKO. Shipping and handling costs are classified as Revenues and Cost of Revenues in the Consolidated Statements of Operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful life. Maintenance and repairs are expensed as incurred; expenditures that enhance the value of property or extend the useful lives are capitalized. When assets are sold or returned, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income.

The Company capitalizes certain website development costs incurred in designing, developing, testing and implementing enhancements to its website. These website development costs are amortized over the enhancement’s estimated useful life.

In addition to website development costs, capitalized software includes internally developed software to be sold, licensed or leased. The Company capitalizes internally developed software costs under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 985, “Software” which prescribes that capitalization of development costs of software products begins once the technological feasibility of the product is established. Capitalization ceases when such software is ready for general release, at which time amortization of the capitalized costs begins. Amortization of capitalized internally developed software is computed as the greater of: (a) the amount determined by the ratio of the product’s current revenue to its total expected future revenue or (b) the straight-line method over the product’s estimated useful life, generally three years. The Company has used the straight-line method to amortize such capitalized costs for the years ended December 31, 2014 and 2013.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for possible impairment whenever circumstances indicate that the carrying amount of the asset, or related group of assets, may not be recoverable from estimated future cash flows in accordance with accounting guidance. If circumstances suggest the recorded amounts cannot be recovered, based upon estimated future undiscounted cash flows, the carrying values of such assets are reduced to fair value. No impairment charges were recorded for long-lived assets for the years ended December 31, 2014 and 2013.

Research and Development

Research and development costs relate to products under development by the Company and software development costs for which technological feasibility has not been established. Research and development costs are expensed as incurred and totaled approximately $341,000 and $172,000 for the years ended December 31, 2014 and 2013, respectively.

Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements and tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by taxing authorities, based on technical merits of the tax position. The evaluation of an uncertain tax position is based on factors that include, but are not limited to, changes in the tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit and changes in facts or circumstances related to a tax position. Any changes to these estimates based on the actual results obtained and or a change in assumptions, could impact the Company’s tax provision in future periods. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for federal and state

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

income taxes. The Company did not record any interest or penalties on uncertain tax positions in the accompanying consolidated balance sheets and statements of operations for the years ended December 31, 2014 and 2013. Federal, state and local authorities may examine the Company’s income tax returns for three years from the date of filing and the December 31, 2014 tax returns and prior three years remain subject to examination as of December 31, 2014.

Revenue Recognition

Revenue is derived from eyewear sales, technology sales, software revenue and term licensing revenue and is recorded in the period in which the goods are delivered or services are rendered and when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price to the customer is fixed or determinable, and collection is reasonably assured. The Company reduces revenue for estimated discounts, sales incentives, estimated customer returns, and other allowances and present revenue, net of taxes collected from customers and remitted to governmental authorities.

Eyewear Sales

The Company recognizes product revenue upon shipment provided that there is persuasive evidence of an arrangement, there are no uncertainties regarding customer acceptance, the sales price is fixed and determinable, and collection of the resulting receivable is reasonably assured.

Technology Sales

Revenue and the related cost of sales on sales of the Company’s laser tracing system, eyeX3, are recognized when risk of loss and title passes, which is generally at the time of shipment. For the years ended December 31, 2014 and 2013, the Company did not record any revenues related to sales of its technology.

Software Revenue

The Company enters into arrangements to deliver multiple products or services (multiple-elements). The Company applies software revenue recognition rules and multiple-elements arrangement revenue guidance. Significant management judgments and estimates are made and used to determine the revenue recognized in any accounting period. Material differences may result in changes to the amount and timing of the Company’s revenue for any period if different conditions were to prevail.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Software Revenue (continued)

The Company applies ASC 605-35 for fixed fee arrangements in which the Company uses the percentage of completion method to recognize revenue when reliable estimates are available for the costs and efforts necessary to complete the implementation services. When such estimates are not available, the completed contract method is utilized. Under the completed contract method, revenue is recognized only when a contract is completed or substantially complete.

Term Licensing Revenue

The Company applies the provisions of ASC 985-605, Software Revenue Recognition, to all transactions involving the licensing of software products.

Term license revenue includes arrangements where the Company’s customers receive license rights to use its software along with bundled maintenance and support services for the term of the contract. The majority of the Company’s contracts provide customers with the right to use one or more products up to a specific license capacity. Certain of the Company’s license agreements stipulate that customers can exceed pre-determined base capacity levels, in which case additional fees are specified in the license agreement. Term license revenue is recognized ratably over the term of the license contract.

Deferred Revenue And Costs

On April 20, 2012, the Company sold software technology to VSP Labs, Inc. (“VSP”) pursuant to a Technology Transfer and Development Agreement (“TTDA”) (see Note 17). In accordance with the TTDA, the Company was required to perform additional production and customization of the software technology over the agreement term. The software technology required significant customization and development on the effective date and in accordance with ASC 605-35, the Company has accounted for the TTDA under the completed contract method. The Company and VSP are currently in litigation regarding the TTDA and the outcome is uncertain. Because of the uncertainties that exist under the contract, payments received and costs incurred under the TTDA have been deferred and will be recognized when the TTDA is considered complete and the litigation with VSP is settled.

In addition to the TTDA, the Company maintained a Purchase and Supply Agreement (“VSP Supply Agreement”) with VSP whereby the Company provided eyewear to VSP customers throughout California. In accordance with the VSP Supply Agreement, VSP was required to prepay for the orders of frame inventory. Payments received for prepaid orders are recorded in deferred revenue until such time inventory is shipped to VSP.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Equity-Based Compensation

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Stock Compensation (“ASC Topic 718”). The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the vesting term. Vesting terms vary based on the individual grant terms.

Advertising Costs

Advertising expenses are charged to expense as incurred. Advertising expense included in selling, general and administrative expenses in the accompanying consolidated statements of operations amounted to approximately $123,000 and $80,000, for the years ended December 31, 2014 and 2013, respectively.

Operating Leases

Rent expense for operating leases which contain escalating rental clauses is recorded on a straight-line basis over the lease term.

Derivative Financial Instruments

The Company reviews its financial instruments for the existence of embedded derivatives that may require bifurcation if certain criteria are met. These criteria include circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics of the host contract, (ii) the hybrid financial instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under other applicable GAAP with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to certain requirements (except for which the host instrument is deemed conventional).

A bifurcated derivative financial instrument is required to be recorded at fair value and adjusted to market at each reporting period end date.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Fair Value Measurements

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

The carrying amounts of cash and cash equivalents, accounts receivables, and accounts payable and accrued expenses approximate their fair value due to their short-term nature or market terms. However, considerable judgment is involved in making fair value determinations and current estimates of fair value may differ significantly from the amounts presented herein. The fair value of the Company’s derivative obligation liability is classified as Level 3 within the fair value hierarchy since the valuation model of the derivative obligation is based on unobservable inputs.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (ASU 201-09). ASU 201-09 provides guidance for revenue recognition and affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets and supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. The core principle of ASU 2014-09 is the recognition of revenue when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies will need to use more judgment and make more estimates than under the current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for fiscal years beginning after December 15, 2017 and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently evaluating the method and impact the adoption of ASU 2014-09 will have on the Company’s consolidated financial statements and disclosures.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company will adopt the methodologies prescribed by ASU 2014-15 by the date required, and does not anticipate that the adoption of ASU 2014-15 will have a material effect on its financial position or results of operations.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In 2015, the FASB issued ASU 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”). ASU 2015-03 requires companies to present debt issuance costs the same way they currently present debt discounts, as a direct deduction from the carrying value of that debt liability. The Company will adopt the methodologies prescribed by ASU 2015-03 by the date required, and does not anticipate that the adoption of ASU 2015-03 will have a material effect on its results of operations.

Note 2 – Going Concern

As reflected in the accompanying consolidated financial statements, the Company had a net loss of approximately $8,454,000 and net cash and cash equivalents used in operations of approximately $5,223,000 for the year ended December 31, 2014. The Company has a working capital deficit of approximately $9,315,000 and members’ deficit of approximately $14,186,000 as of December 31, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Historically, the Company has been dependent upon its ability to raise sufficient capital to continue its product and business development efforts and the ability of the Company to continue as a going concern is dependent upon its ability to develop its technologies to the point of revenue recognition. During the year ended December 31, 2014, the Company executed several new managed care contracts which provide for the expansion of eyewear sales revenue.

The Company also continues to expand its product offerings to include the eyeX3 with completed units anticipated to ship in the 1st quarter of 2015. Management plans to market these systems to national and international optical providers and believes that expansion into these markets will accelerate its achievement of cash generated from operations sufficient to maintain operations.

The business plan also includes raising funds from accredited individuals, entities and institutions utilizing private offerings exempt from registration under the Securities Act of 1933, mezzanine financing from venture capital funds, section 144A transactions with qualified institutional buyers and an initial public offering. The Company has demonstrated its ability to raise capital and has successfully raised approximately $1,000,000 in equity capital during 2013 and approximately $5,600,000, net of debt issuance costs, in 2014 through the issuance of Convertible Notes Payable, the Series A Private Placement, the Secured Bridge Private Placement and the Royalty Purchase Agreement (see Notes 10 and 11).

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 2 – Going Concern (continued)

Under alternative plans of operations, management would, if considered necessary, be able to substantially reduce operating costs associated with inventory purchases, product development and other operating costs to mitigate the effects of any temporary cash flow shortages. Expenditures in these categories can be delayed and/or reduced without major disruptions to the business plan.

Management believes that the actions presently being taken by the Company will provide sufficient liquidity for the Company to continue to execute its business plan. However, there can be no assurances that management’s plans will be achieved.

Accordingly, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Acquisition

On March 1, 2013, PFO Optima, LLC acquired certain assets and assumed certain liabilities of Optima Inc. pursuant to the Asset Purchase and Sale Agreement (“Optima Agreement”) for approximately $189,000, of which approximately $164,000 was paid in cash and the remaining balance of approximately $6,000 and $25,000 remains outstanding in accounts payable as of December 31, 2014 and 2013, respectively. Under the Optima Agreement, Optima, Inc. sold its assets and liabilities, resulting in the merger of the Optima operations into the Company. The purpose of the acquisition was to accelerate the growth strategy of the Company and enhance the Company’s vertical integration as well as diversify the customer base and revenue stream.

The assets acquired and liabilities assumed were recorded at their fair values at the date of acquisition. Inventories were valued at fair value using the estimated sales price of the inventory net of disposal costs. The carrying value of the remaining assets acquired and liabilities assumed approximated fair value on the acquisition date.

The excess of fair value of net assets acquired over the purchase price amounting to approximately $1,302,000 was recorded as a bargain purchase gain in the accompanying consolidated statements of operations for the year ended December 31, 2013. Transaction costs associated with this acquisition were expensed as incurred through the consolidated statements of operations for the year ended December 31, 2013 and totaled approximately $27,000. The bargain purchase gain primarily arose because the assets acquired and liabilities assumed were part of a distressed sale.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 3 – Acquisition (continued)

Below is a summary of assets acquired and liabilities assumed in the March 1, 2013 asset purchase:

Purchase Price	$189,266
Fair value of assets acquired:
Trade accounts receivable	405,123
Other receivables	46,945
Inventories	1,053,297
Property, plant and equipment	33,322
Total fair value of assets acquired	1,538,687

Fair value of liabilities assumed:
Accrued expenses and other liabilities	46,945
Total fair value of liabilities assumed	46,945
Fair value of net assets acquired	1,491,742
Excess of fair value of net assets acquired over consideration exchanged	$(1,302,476)

The accompanying consolidated statements of operations include the results of operations from the date of the acquisition through December 31, 2014.

The following unaudited pro forma financial information presents results for the year ended December 31, 2013 as if the acquisition of Optima, LLC had occurred on January 1, 2013.

	PFO including Optima since acquisition	Optima prior to acquisition	Pro Forma Adjustments	Pro Forma Combined

Revenue	$4,236,620	$405,002	$-	$4,641,622
Cost of Sales	3,350,031	321,381	-	3,671,412
Operating Expenses	5,762,256	220,843	-	5,983,099
Operating Loss	(4,875,667)	(137,222)		(5,012,889)
Non operating (income) expenses	(999,502)	-	-	(999,502)
Loss before income taxes	(3,876,165)	(137,222)	-	(4,013,387)
Income taxes	-	-	-	-
Net Loss	$(3,876,165)	$(137,222)	-	$(4,013,387)

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 4 – Accounts Receivable

Accounts receivable consist of the following as of December 31:

	2014	2013

Accounts receivable, trade	$784,690	$711,353
Other receivables	36,078	34,962
	820,768	746,315
Less allowance for doubtful accounts	(410,221)	(319,239)
	$410,547	$427,076

Note 5 – Inventories, Net

Inventories consist of the following as of December 31:

	2014	2013

Lenses	$347,873	$626,763
Frame scanning systems and components	299,018	-
Frames	227,086	209,840
	$873,977	$836,603

Note 6 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following as of December 31:

	2014	2013
Initial public offering costs	$145,076	$-
Prepaid exhibits and tradeshows	27,973	19,659
Prepaid insurance	36,976	13,137
Prepaid expense - other	10,120	26,851
Other current assets	20,000	44,712
	$240,145	$104,359

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 7 – Property and Equipment

Property, plant and equipment consist of the following as of December 31:

	2014	2013	Estimated Useful Lives

Furniture and fixtures	$149,447	$142,800	5 years
Leasehold improvements	33,694	30,525	3 years
IT equipment	229,386	192,288	3 years
Software	637,040	595,303	3 years
Lab and other equipment	149,380	62,692	3 years
	1,198,947	1,023,608
Less accumulated depreciation	(880,419)	(555,428)
	$318,528	$468,180

Depreciation and amortization expense was approximately $325,000 and $284,000 for the years ended December 31, 2014 and 2013, respectively.

Note 8 – Other Assets

Other assets consist of the following as of December 31:

	2014	2013

Security deposits	$52,489	$62,489
Vendor deposits	16,579	7,291
Other assets	11,373	6,500
	$80,441	$76,280

Note 9 – Accrued Liabilities

Accrued liabilities consist of the following as of December 31:

	2014	2013

Payroll and related taxes	$527,660	$364,732
Accrued interest, third parties	264,312	-
Accrued legal settlement	120,000	-
Accrued other	322,066	316,741
	$1,234,038	$681,473

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 10 – Notes Payable

Notes payable consist of the following as of December 31:

	2014	2013
Short term note payable	$62,894	$145,965
Convertible promissory note	200,000	-
Promissory note	50,000	-
Series A notes	2,992,500	-
Discount on Series A notes	(1,011,157)	-
Secured bridge notes	1,155,000	-
Discount on secured bridge notes	(810,628)	-
Convertible notes	250,000	-
	$2,888,609	$145,965

Amortization of debt discount was approximately $994,000 and $0 for the years ended December 31, 2014 and 2013, respectively.

Short Term Note Payable

On December 16, 2013, the Company entered into two agreements for a Business Loan with On Deck Capital, Inc. for approximately $150,000. The Business Loan had an effective annual interest rate of 63% based on the repayment terms. Payments on the Business Loan in the amount of $1,071.44, including principal and interest, commenced on the first business day after the origination date and were paid every business day until September 19, 2014, the maturity date. As of December 31, 2014 and December 31, 2013, $0 and $145,965, respectively, was outstanding under the Business Loan.

On August 15, 2014, the Company entered into an agreement for a Business Loan with a financial institution for approximately $100,000. The Business Loan has an effective annual interest rate of 61% based on the repayment terms. Payments on the Business Loan in the amount of $609.09, including principal and interest, commenced on the first business day after the origination date and must be paid every business day until June 14, 2015, the maturity date. As of December 31, 2014, $62,894 was outstanding under the Business Loan.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 10 – NOTES PAYABLE (continued)

Convertible Promissory Note

On January 28, 2014, the Company entered into a convertible promissory note (“Convertible Note”) for a principal amount of $200,000 with a stated interest rate of 18%. The principal was due, as well as any earned but unpaid interest, on January 28, 2015. On January 20, 2015, the maturity date of the Convertible Note was amended to June 30, 2015. Interest is paid monthly beginning August 28, 2014. All obligations under the Convertible Promissory Note are secured by a first priority security interest in all inventory of Optima. In conjunction with the Convertible Note, the Company issued a five year warrant to purchase 38.48 of the Company’s membership units (approximately 0.4% of the Company’s then total issued and outstanding capital units) for an exercise price of $250,000.

Because of the variable nature of the embedded warrants, the Convertible Note has been accounted for in accordance with ASC 815. However, the fair value of the warrants of the Convertible Note (as determined using the Black Scholes valuation model) was determined to be nominal, therefore, no derivative liability or offsetting debt discount is included in the Company’s consolidated balance sheet as of December 31, 2014 although management will continue to measure the fair value of this instrument each reporting period through maturity date and record the impact under ASC 815 should the value become meaningful to the Company’s consolidated financial statements.

The Convertible Note was amended subsequent to December 31, 2014 (see Note 22).

Promissory Note

On February 12, 2014, the Company entered into a promissory note (“Promissory Note”) for a principal amount of $50,000 with a stated interest rate of 18%. The principal is due, as well as any earned but unpaid interest, on June 30, 2015. Interest is paid monthly beginning August 28, 2014. The Promissory Note was amended subsequent to December 31, 2014 (see Note 22).

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 10 – NOTES PAYABLE (continued)

Series A Private Placement

On various dates from May 1, 2014 through September 19, 2014, the Company issued and sold 299.25 investment units to accredited investors (the “Series A Private Placement”). Each investment unit was sold at a purchase price of $10,000 and consisted of (i) a Series A secured promissory note in the principal amount of $10,000 (the “Series A Note”), (ii) five year Class A warrants to purchase one unit of the Company’s membership units at an exercise price of $10,000 per unit, exercisable in whole or in part as of the date of issuance (the “Class A Warrants”), and (iii) five-year Class B warrants (“Class B Warrants”) to purchase one unit of the Company’s membership units at an exercise price of $0.01 per unit, exercisable in whole or in part as of the date of issuance. As a result of the Series A Private Placement, the Company issued warrants to purchase an aggregate of 598.5 of its capital units.

Each Series A Note bears interest at a rate of 9% per annum through December 31, 2014 and at a rate of 18% thereafter until maturity. Each Series A Note matures on the earlier of (i) the 12-month anniversary of the issuance date, (ii) the closing by the Company of any debt or equity financing or series of financings with aggregate gross proceeds of at least $3,000,000, and (iii) the completion of any merger with or acquisition by a third party. All obligations under the Series A Notes are secured by a first priority security interest in all of the assets of the Company, except with respect to the inventory of Optima.

The terms of the Class A Warrants provide that, in the event the Company receives gross proceeds of at least $1,000,000 in a qualified financing (as defined) at a per unit price of less than $10,000 unit, the exercise price will reset to 80% of the financing price. At the time of issuance, the Company determined that the price protection feature on the Class A Warrants constituted a derivative liability because the price protection feature represents a variable conversion feature.

The Company accounted for the borrowing under the Series A Notes, the Class A Warrants and the Class B Warrants in accordance with the guidance prescribed in ASC 470-20, “Debt with Conversion and other Options.” In accordance with ASC 470-20, the fair value of the Class A Warrants and the relative fair value of the Class B Warrants are considered an original issue discount which is required to be amortized over the life of the note as interest expense using the effective interest rate method.

The relative fair value of the Class B Warrants was approximately $1,024,000 on April 25, 2014 which is included in capital units in the Company's consolidated balance sheet at December 31, 2014 (see Note 20). The Company used the Black-Scholes pricing model to calculate the fair value of the Class B Warrants.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 10 – NOTES PAYABLE (continued)

Series A Private Placement (continued)

The fair value of the Class A Warrants was approximately $710,000 on April 25, 2014 which was included in derivative liability on the Company's consolidated balance sheet at the issuance date and re-measured as of December 31, 2014 (see Note 16). The Company used a Binomial Lattice Valuation Model to calculate the fair value of the Class A Warrants.

Proceeds received from the Series A Private Placement were approximately $2,633,000 net of related costs of approximately $360,000. Debt issuance costs will be amortized to interest expense over the life of the Series A Note.

In connection with the Series A Private Placement, the Company issued to the placement agent (i) five-year Class A Warrants to purchase an aggregate of 28 membership units at an exercise price of $10,000 per membership unit, exercisable in whole or in part as of the date of issuance and (ii) five-year Class B Warrants to purchase an aggregate of 28 membership units at an exercise price of $0.01 per membership unit, exercisable in whole or in part as of the date of issuance. The fair value of the Class A Warrants was approximately $57,000 and was recorded as debt issue costs and included in derivative liabilities on the Company’s consolidated balance sheet at the issuance date and re-measured as of December 31, 2014 (see Note 16). The fair value of the Class B Warrants was approximately $124,000 and is recorded as debt issue costs and included in members’ capital on the Company’s consolidated balance sheet as of December 31, 2014 (see Note 20).

The Series A Notes were amended subsequent to December 31, 2014 (see Note 22).

Secured Bridge Private Placement

On various dates from September 19, 2014 through November 18, 2014, the Company issued and sold 115.5 investment units to accredited investors (the “Secured Bridge Private Placement”). Each investment unit was sold at a purchase price of $10,000 and consisted of (i) a secured promissory note in the principal amount of $10,000 (the “Bridge Note”), (ii) five-year Class A Warrants to purchase one unit of the Company’s membership units at an exercise price of $10,000 per unit, exercisable in whole or in part as of the date of issuance , and (iii) five-year Class B Warrants to purchase one unit of the Company’s membership units at an exercise price of $0.01 per unit, exercisable in whole or in part as of the date of issuance. As a result of the Secured Bridge Private Placement, the Company issued warrants to purchase an aggregate of 231 of its membership units.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 10 – NOTES PAYABLE (continued)

Secured Bridge Private Placement (continued)

Each Bridge Note bears interest at a rate of 9% per annum through June 30, 2015 and at a rate of 18% thereafter until maturity. Each Bridge Note matures on the earlier of (i) the receipt of funds from the Company’s accounts receivable, (ii) the closing by the Company of any debt financing with aggregate gross proceeds of at least $1,150,000, (iii) five days after the funding of an initial public offering, and (iv) June 30, 2015. All obligations under the Bridge Notes are secured by a second priority junior lien and security interest in all inventory of Optima.

The terms of the Class A Warrants provide that, in the event the Company receives gross proceeds of at least $1,000,000 in a qualified financing (as defined) at a per unit price of less than $10,000 unit, the exercise price will reset to 80% of the financing price. At the time of issuance, the Company determined that the price protection feature on the Class A Warrants constituted a derivative liability because the price protection feature represents a variable conversion feature.

The Company accounted for the borrowing under the Bridge Notes, the Class A Warrants and the Class B Warrants in accordance with the guidance prescribed in ASC 470-20, “Debt with Conversion and other Options.” In accordance with ASC 470-20, the fair value of the Class A Warrants and the relative fair value of the Class B Warrants are considered an original issue discount which is required to be amortized over the life of the note as interest expense using the effective interest rate method.

The relative fair value of the Class B Warrants was approximately $394,000 which is included in additional paid-in capital in the Company's consolidated balance sheet (see Note 20). The Company used the Black-Scholes pricing model to calculate the fair value of the Class B Warrants.

The fair value of the Class A Warrants was approximately $272,000 which was included in derivative liability on the Company's consolidated balance sheet at the issuance date and re-measured as of December 31, 2014 (see Note 16). The Company used a Binomial Lattice Valuation Model to calculate the fair value of the Class A Warrants.

Proceeds received from the Secured Bridge Private Placement was approximately $991,000 net of related costs of approximately $164,000. Debt issuance costs will be amortized to interest expense over the life of the Bridge Note.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 10 – NOTES PAYABLE (continued)

Secured bridge Private Placement (continued)

In connection with the Secured Bridge Private Placement, the Company issued to the placement agent (i) five-year Class A Warrants to purchase an aggregate of 9.2 membership units at an exercise price of $10,000 per membership unit, exercisable in whole or in part as of the date of issuance and (ii) five-year Class B Warrants to purchase an aggregate of 9.2 membership units at an exercise price of $0.01 per membership unit, exercisable in whole or in part as of the date of issuance. The fair value of the Class A Warrants was approximately $22,000 and was recorded as debt issue costs and included in derivative liabilities on the Company’s consolidated balance sheet at the issuance date and re-measured as of December 31, 2014 (see Note 16). The fair value of the Class B Warrants was approximately $48,000 and is recorded as debt issue costs and included in members’ capital on the Company’s consolidated balance sheet (see Note 20).

In November 2014, the Company was not in compliance with certain of the Bridge Note agreements, and the notes were amended, curing the default for nonpayment. In conjunction with the amendment, the Company issued (i) five-year Class A Warrants to purchase an aggregate of 55.49 membership units at an exercise price of $10,000 per membership unit, exercisable in whole or in part as of the date of issuance and (ii) five-year Class B Warrants to purchase an aggregate of 55.49 membership units at an exercise price of $0.01 per membership unit, exercisable in whole or in part as of the date of issuance. The fair value of the Class A Warrants was approximately $129,000 and was recorded as debt discount and included in derivative liabilities on the Company’s consolidated balance sheet at the issuance date and re-measured as of December 31, 2014 (see Note 16). The fair value of the Class B Warrants was approximately $288,000 and is recorded as debt discount and included in members’ capital on the Company’s consolidated balance sheets (see Note 20).

The Bridge Notes were amended subsequent to December 31, 2014 (see Note 22).

Convertible Notes Private Placement

On various dates from December 5, 2014 through December 23, 2014, the Company issued and sold 25 investment units to accredited investors (the “Convertible Notes Private Placement”). Each investment unit was sold at a purchase price of $10,000 and consisted of (i) a Convertible promissory note in the principal amount of $10,000 (the “Convertible Note”) and (ii) five year Class C warrants to purchase one unit of the Company’s membership units, exercisable in whole or in part as of the date of issuance (the “Class C Warrants”). As a result of the Convertible Notes Private Placement, the Company issued warrants to purchase an aggregate of 25 of its membership units.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 10 – NOTES PAYABLE (continued)

Convertible Notes Private Placement (continued)

Each Convertible Note bears interest at a rate of 9% per annum and matures on the 12-month anniversary of the issuance date unless converted into equity upon an initial public offering of the Company’s securities or a cash acquisition of the Company. The terms of the Convertible Notes provide that the unpaid principal and interest amounts will automatically convert into Common Units at a per unit conversion price equal to (i) in the event of an initial public offering, eighty percent (80%) of the offering price of the Common Units (or shares, as the case may be) in the Public Offering (such price, the “Discounted IPO Price”) or (b) in the event of an acquisition, 80% of the per share valuation of the Company in connection with the acquisition.

The terms of the Class C Warrants provide that the exercise price of each warrant shall mean (i) if the warrant becomes exercisable on the Company’s initial public offering date, 110% of the per warrant unit offering price of the Company’s securities in its initial public offering, (ii) if the warrant becomes exercisable upon the occurrence of an acquisition of the Company, the lower of (x) 20% discount to the warrant unit valuation in the acquisition and (y) a per warrant unit price based on a fully diluted market capitalization value of one hundred million dollars ($100,000,000) on the date of the acquisition, and (iii) if the warrant becomes exercisable on the June 30, 2015, a per warrant unit price based on a fully diluted market capitalization value of one hundred million dollars ($100,000,000) on June 30, 2015. At the time of issuance, the Company determined that the variable exercise price feature on the Class C Warrants constituted a derivative liability because the variable exercise price feature represents a variable conversion feature.

The Company accounted for the borrowing under the Convertible Notes and the Class C Warrants in accordance with the guidance prescribed in ASC 470-20, “Debt with Conversion and other Options.” In accordance with ASC 470-20, the fair value of the Class C Warrants is considered an original issue discount which is required to be amortized over the life of the note as interest expense using the effective interest rate method.

The fair value of the Class C Warrants was immaterial on December 23, 2014 and December 31, 2014 (see Note 16). The Company used a Binomial Lattice Valuation Model to calculate the fair value of the Class C Warrants. In connection with the Convertible Note Private Placement, the Company issued to the placement agent (i) five-year Class C Warrants to purchase an aggregate of 2 membership units. The fair value of the Class C Warrants was immaterial on the issuance date and as of December 31, 2014 (see Note 16).

Proceeds received from the Convertible Note Private Placement was approximately $250,000.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 11 – Royalty Obligation

In February 2014, the Company entered into a Royalty Purchase Agreement with a third party (“Purchaser”). Under the terms of the Royalty Purchase Agreement, the Company was advanced $1,500,000 by the Purchaser and in return, the Company agreed to pay the Purchaser a royalty amount equal to 2.65% of monthly revenue generated from products or services that incorporate any of the Company’s intellectual property (“IP Revenue”) including patents, copyrights and trademarks in perpetuity (“Royalty Payments”). If total IP Revenue of the Company for the 12 month period following the date of the Royalty Purchase Agreement is greater than $15,000,000, the royalty rate will be reduced to 1.325% of monthly IP Revenue thereafter. No monthly Royalty Payments for any calendar month will be less than $31,246. The monthly Royalty Payments are due by the later of (a) five business days following the Company’s receipt of the Purchaser’s invoice and (b) the last business day of the month following the month in which the Royalty Payments were earned. Any Royalty Payments not paid within 30 days of its original due date shall bear interest at a rate equal to 1.0 % per month, compounded monthly. Royalty expense of approximately $277,000 is included in Interest Expense, other on the Company’s consolidated statement of operations for the year ended December 31, 2014. Approximately $81,000 of accrued royalty expense was included in accrued liabilities on the Company’s consolidated balance sheet as of December 31, 2014. As of December 31, 2014, $1,500,000 was outstanding under the Royalty Obligation.

At any time during the 90 day period immediately following the fourth anniversary of the date of the Royalty Purchase Agreement, the Company may reduce the Royalty Payments by 50%, including the monthly minimum, upon payment of 150% of the amounts previously advanced by the Purchaser.

Upon a change of control of the Company or a sale of all or substantially all of its assets, the Company may purchase and extinguish all future obligations under the Royalty Purchase Agreement upon payment to the Purchaser of the greater of the following: (a) an amount equal to two times the aggregate amounts previously advanced by the Purchaser and (b) an amount equal to the aggregate amounts previously advanced by the Purchaser divided by $100,000,000, multiplied by 0.8, multiplied by the net equity value of the Company (or net purchase price if asset sale) on the date of the change in control.

The Royalty Obligation was amended subsequent to December 31, 2014 (see Note 22).

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 12 – Related Party Transactions

Long-term notes due to related parties at December 31 consist of the following:

	2014	2013
$1,030,639 unsecured note payable with HP Equity Fund LLC pursuant to Plan of Reorganization (see Note 1) dated May 2, 2011. Payments of principal and interest at an interest rate of 4.5% per annum are payable quarterly through September 2016, the maturity date. The Company can defer payments based on Company’s ability to pay, as defined. As of December 31, 2014 and 2013, the Company has elected to defer payments based on current cash flow requirements and accordingly has classified the outstanding principal and interest balance as long-term debt in the accompanying consolidated balance sheets. The note does not contain any cross default provisions. This note was amended subsequent to December 31, 2014 (see Note 22).	$1,030,639	$1,030,639

$448,993 note payable with HCA Capital Fund LLC pursuant to Plan of Reorganization (see Note 1) dated May 2, 2011. Payments of principal and interest at an interest rate of 9.5% per annum are payable monthly through February 2014. The Company can defer payments for 4 months. The note payable is secured by substantially all of the assets of the Company. As of December 31, 2013, the Company was not in compliance with the payment provisions of the Agreement. On October 29, 2014, the note payable was amended, curing the default. Interest continues to accrue at 9.5% per annum and all outstanding principal and unpaid interest is due in June 2015. This note was amended subsequent to December 31, 2014 (see Note 22).	448,993	448,993

Subtotal (Forward)	$1,479,632	$1,479,632

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 12 – Related party Transactions (continued)

	2014	2013

Subtotal (Forward)	$1,479,632	$1,479,632

$206,565 unsecured note payable with PFO Fund LLC pursuant to Plan of Reorganization (see Note 1) dated May 2, 2011. Payments of principal and interest at an interest rate of 4.5% per annum are payable quarterly through September 2016, the maturity date. The Company can defer payments based on Company’s ability to pay, as defined. The note payable does not include cross default provisions. As of December 31, 2014 and 2013, the Company has elected to defer payments based on current cash flow requirements. Accordingly the Company has classified the outstanding principal balance as long-term debt in the accompanying consolidated balance sheets. This note was amended subsequent to December 31, 2014 (see Note 22).	206,565	206,565

$1,550,200 promissory note with Transition Capital, LLC dated September 1, 2012, as amended. Interest accrues at 5.5% per annum with all outstanding principal and interest due on December 20, 2013. The note payable is secured by assets of the Company. As of December 31, 2013, the Company was not in compliance with the note payable agreement. On October 29, 2014, the note payable was amended, curing the default for nonpayment on the maturity date. Interest continues to accrue at 5.5% per annum and all outstanding principal and unpaid interest is due in June 2015. This note was amended subsequent to December 31, 2014 (see Note 22).	1,550,200	1,550,200
Subtotal (Forward)	$3,236,397	$3,236,397

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 12 – Related party Transactions (continued)

	2014	2013

Subtotal (Forward)	$3,236,397	$3,236,397

The Company has an unsecured promissory note with Atlas Technologies, AG which is owned by a relative of the Company’s Chief Executive Officer (“CEO”) dated December 30, 2012 for a principal sum of $117,700 at a stated annual interest rate of 5.5% and matures on the later of (a) the day the CEO ceases to be employed by the Company or (b) after the Company has accumulated sufficient funds based under its reorganization plan. The outstanding balance on the note payable has been classified in long term debt in the accompanying consolidated balance sheets. This note was amended subsequent to December 31, 2014 (see Note 22).	117,700	117,700

The Company has an agreement with the CEO effective February 2011 to pay an automobile allowance of $1,633 per month through the date of termination. The Company, under its Plan of Reorganization, is currently limited to paying $750 per month requiring the Company to accrue the remaining $883 per month under the agreement at a stated annual interest rate of 5.5%. The unpaid allowance and interest is due at the later of (a) the day the CEO ceases to be employed by the Company or (b) after the Company has accumulated sufficient funds based under its reorganization plan. The outstanding balance on the note payable has been classified in long term debt in the accompanying consolidated balance sheets. This note was amended subsequent to December 31, 2014 (see Note 22).	41,510	30,912

The Company has a promissory note with a relative of the CEO effective September 6, 2011 for a principal sum of $47,210 at a stated annual interest rate of 0% and matures at such time and to the extent that the Company makes interest payments on its debtor in possession loans under its Plan of Reorganization. This note was amended subsequent to December 31, 2014 (see Note 22).	47,210	47,210
Subtotal (Forward)	$3,442,817	$3,432,219

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 12 – Related party Transactions (continued)

	2014	2013

Subtotal (Forward)	$3,442,817	$3,432,219

The Company has three promissory notes with three members dated July 2011 in a cumulative amount of $1,134,215 at a stated annual interest rate of 9.5%. Principal and unpaid interest are due at maturity in June 2015. This note was amended subsequent to December 31, 2014 (see Note 22).	1,134,215	1,134,215

Total long term notes to related parties	4,577,032	4,566,434
Less current maturities	(3,133,408)	-
Total long term notes to related parties, net of current maturities	$1,443,624	$4,566,434

The following table provides information regarding annual required repayments under the notes payable for the years ended December 31:

2015	$3,133,408
2016	1,443,624
$4,577,032

The related party notes were amended subsequent to December 31, 2014 (see Note 22).

The Company incurred interest expense of approximately $298,000 and $307,000 for the years ended December 31, 2014 and 2013, respectively which is presented in interest expense – related parties in the accompanying consolidated statements of operations. As of December 31, 2014 and 2013, approximately $889,000 and $591,000 of accrued but unpaid interest is presented in accrued interest, related parties in the accompanying consolidated balance sheets, respectively.

The Company paid its Chairman, a related party, approximately $127,000 in consulting fees and expense reimbursements during the year ended December 31, 2014. Approximately $114,000 was due to the Chairman as of December 31, 2014.

The Company paid PFO Europe, a company owned by a relative of the Company’s CEO, approximately $120,000 and $97,000 in fees and expenses during the years ended December 31, 2014 and 2013, respectively, to market the Company’s products and services in Europe.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 13 – General Unsecured Claims

Pursuant to Optix’s Plan of Reorganization as approved by the United States Bankruptcy Court on September 6, 2011, the Company is required to repay approximately $165,000 to certain unsecured creditors through September 11, 2016, the maturity date. Payments of principal and interest at 4.5% per annum are payable quarterly. As of December 31, 2014 and 2013, approximately $80,000 and $120,000 of general unsecured claims remained outstanding, respectively. Future principal payments of general unsecured claims are approximately $42,000, $28,000 and $10,000 for the years ended December 31, 2015, 2016 and 2017, respectively.

Note 14 – Employee Benefits Plan

The Company has a 401(k) plan that covers substantially all employees after completion of three months of eligible service. There is no age requirement to participate in the 401(k) plan and the Company, at its option, matches a discretionary amount of the participant’s contribution not to exceed the amount deductible for Federal income tax purposes. The Company contributed approximately $18,000 and $10,000 to the 401(k) plan during the years ended December 31, 2014 and 2013, respectively.

Note 15 – Redeemable Capital Units

On June 27, 2013, Holding entered into a Subscription Agreement with an accredited investor, pursuant to which Holding sold 99.2 capital units at a purchase price of $10,080.65 per unit, for proceeds of $991,460, net of offering costs of approximately $8,500.

Concurrent with the Subscription Agreement, the investor entered into a Put Option Agreement which permitted the investor to require Holding to repurchase a portion or all of the investor units at a stated price of $10,080.65 per unit (“Put Options”) for a period of one year from the origination date. In addition to the Put Option Agreement, the investor entered into a Call Option Agreement which permitted the Company to reacquire the capital units sold to the investor for $10,080.65 per unit through June 27, 2014.

Approximately $991,000 was recorded in the accompanying consolidated balance sheets as redeemable capital units as of December 31, 2013. The Put Option and Call Option expired unexercised on June 27, 2014 and the redeemable capital units were reclassified to members’ deficit as of December 31, 2014.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 16 - Derivative Obligation

Class A Warrants

Approximately 507 Class A Warrants were issued during the year ended December 31, 2014 (see Note 10). At the time of issuance, the Company determined that the price protection feature on the Class A Warrants constituted a derivative liability because the price protection feature represents a variable conversion feature, and estimated the fair value of the derivative liability of approximately $1,187,000 using a Binomial Lattice Valuation Model and the following assumptions:

Present Value of Unit	$5,197.94
Expected Volatility	26.96%-28.25%
Expected Term	5 years
Discount Rate	1.68%-1.72%
Dividend Rate	0%
Exercise Price	$3,401.03

Expected volatilities are based on the historical volatilities of comparable companies, industry indexes, and other factors. Expected term is based on remaining term of the Class A Warrants. The discount rate represents the yield on U.S. Treasury bonds with a maturity equal to the expected term. The present value of a unit is based upon management’s estimate of the equity value of the Company and the number of units outstanding.

On December 31, 2014, the Company determined that the fair value of the derivative liability pertaining to the Class A Warrants was approximately $1,135,000 which is presented as derivative obligation in the accompanying consolidated balance sheets as of December 31, 2014. The fair value of the derivative obligation was estimated using a Binomial Lattice Valuation Model and the following assumptions:

Present Value of Unit	$5,197.94
Expected Volatility	26.50%-26.88%
Expected Term	4.32-4.88 years
Discount Rate	1.375%-1.65%
Dividend Rate	0%
Exercise Price	$3,401.03

The Company recorded a gain of approximately $52,000 during the year ended December 31, 2014 representing the net change in the fair value of the derivative liability from the issuance date through December 31, 2014 which is presented as fair value changes of derivative instruments, net in the accompanying consolidated statements of operations.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 16 – Derivative Obligation (continued)

Class A Warrants (continued)

In accordance with accounting principles generally accepted in the United States, the following table represents the Company’s fair value hierarchy for its financial liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Balance at 12/31/14	Level 1	Level 2	Level 3

Derivative Obligation	$1,134,690	$-	$-	$1,134,690

The following table reflects the change in fair value of the Company’s derivative liabilities for the year ended December 31, 2014:

Amount
Balance – January 1, 2014	$-
Addition of derivative obligation at fair value on date of issuance	1,186,896
Change in fair value of derivative obligation	(52,206)
Balance – December 31, 2014	$1,134,690

Class C Warrants

Approximately 27 Class C Warrants were issued during the year ended December 31, 2014 (see Note 10). At the time of issuance, the Company determined that the variable exercise price feature on the Class C Warrants constituted a derivative liability because the variable exercise price feature represents a variable conversion feature, and estimated the fair value of the derivative liability using a Binomial Lattice Valuation Model and the following assumptions:

Present Value of Unit	$5,197.94
Expected Volatility	26.79%
Expected Term	5 years
Discount Rate	1.76%
Dividend Rate	0%
Exercise Price	$10,395.88

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 16 – Derivative Obligation (continued)

Class C Warrants (continued)

Expected volatilities are based on the historical volatilities of comparable companies, industry indexes, and other factors. Expected term is based on remaining term of the Class C Warrants. The discount rate represents the yield on U.S. Treasury bonds with a maturity equal to the expected term. The present value of a unit is based upon management’s estimate of the equity value of the Company and the number of units outstanding.

On December 31, 2014, the Company determined that the fair value of the derivative liability pertaining to the Class C Warrants was immaterial as of December 31, 2014. The fair value of the derivative obligation was estimated using Binomial Lattice Valuation Model and the following assumptions:

Present Value of Unit	$5,197.94
Expected Volatility	26.79%
Expected Term	4.98 years
Discount Rate	1.65%
Dividend Rate	0%

The fair value of the derivative liability related to the Class C Warrants did not change materially from the date of issuance to December 31, 2014.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 17 - Commitment and Contingencies

Operating Lease Agreements

In September 2011, the Company entered into a lease requiring monthly payments of approximately $8,900 through November 2014 with an unrelated third party to lease approximately 4,500 square feet of office space (the “Irving Facility”) which was guaranteed by the founding members. In October 2014, the Company amended the lease to extend the term one month through December 2014 with a monthly payment of approximately $10,900. In January 2015, the Company entered into a new one year lease to continue leasing the Irving Facility through December 2015 with monthly payments of approximately $11,300.

In conjunction with the acquisition of Optima in March 2013, the Company assumed a facility lease with an unrelated third party for approximately 10,200 square feet of office space requiring monthly payments of approximately $13,040 through August 31, 2013. The lease was subsequently extended through November 30, 2014 requiring monthly payments of approximately $8,513. In October 2014, the Company amended the lease to extend through March 2015 with monthly payments of approximately $8,513. In January 2015, the Company amended the lease to extend through March 2016 with monthly payments of approximately $8,513.

In addition, the Company leases certain office equipment under an operating lease.

Approximate future minimum lease payments under all operating leases, as amended, subsequent to December 31, 2014 are as follows:

2015	$241,000
2016	25,000
Total minimum lease payments	$266,000

Rental expense for the years ended December 31, 2014 and 2013 was approximately $258,000 and $238,000, respectively.

Litigation

From time to time, the Company is subject to lawsuits and claims that arise out of its operations in the normal course of business. The Company is a plaintiff or a defendant in various litigation matters in the ordinary course of business, some of which involve claims for damages that are substantial in amount. The Company believes that the disposition of any claims that arise out of operations in the normal course of business will not have a material adverse effect on the Company’s financial position or results of operations.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 17 - Commitment and Contingencies (continued)

Litigation (continued)

VSP Labs, Inc.

On April 20, 2012, the Company sold software technology to VSP Labs, Inc. (“VSP”) pursuant to a Technology Transfer and Development Agreement (“TTDA”) for $6,000,000 payable in bi-annual installments of $1,000,000 through October 15, 2014 net of credits and incentives as defined in the TTDA. In accordance with the TTDA, the Company was required to perform additional production and customization of the software technology over the agreement term. The software technology required significant customization and development on the effective date and in accordance with ASC 605-35, the Company has accounted for the TTDA under the completed contract method.

On October 25, 2013, VSP filed a lawsuit against the Company in the Superior Court of California, County of Sacramento – Unlimited Civil Division. The lawsuit alleges, among other things, that the Company has failed to provide certain services under the TTDA between the parties which allegedly triggered the right of VSP to perform such services on its own or to engage third parties to render such services. The lawsuit seeks declaratory relief to establish that VSP was entitled to perform the services that the Company allegedly failed to perform and also seeks to establish that VSP is entitled to deduct the fees and expenses associated with the performance of such services from the payments that VSP is otherwise required to make under the terms of the TTDA, in addition to recovery of attorneys’ fees and costs associated with the lawsuit. On December 23, 2014, the Company filed a cross complaint against VSP seeking damages based on breach of contract and unfair business practices. The Company plans to vigorously protest VSP’s claim and continue to pursue the uncollected portions under the TTDA as well as damages under its cross complaint. The Company is unable to express an opinion as to the likely outcome of this claim. An unfavorable outcome could have a materially adverse effect on the Company’s financial position and results of operations.

During the year ended December 31, 2013, the Company received installment payments under the TTDA of approximately $727,000. In addition, the costs incurred under the TTDA amounted to approximately $209,000 as of December 31, 2013. Because of the uncertainties that exist under the contract, payments received and costs incurred under the TTDA have been deferred and will be recognized when the TTDA is considered complete and the litigation with VSP is settled.

In addition to the TTDA, the Company maintained a Purchase and Supply Agreement (“VSP Supply Agreement”) with VSP whereby the Company provided eyewear to VSP customers throughout California. In accordance with the VSP Supply Agreement, VSP was required to prepay for the orders of frame inventory.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 17 - Commitment and Contingencies (continued)

Litigation (continued)

VSP Labs, Inc. (continued)

Deferred revenue, which is comprised of payments received under the TTDA and prepaid orders of frame inventories were approximately $2,582,000 as of December 31, 2014 and 2013. Deferred costs, which are comprised of costs incurred related to the TTDA, were approximately $294,000 as of December 31, 2014 and 2013.

During the years ended December 31, 2014 and 2013, the Company recorded revenue relating to VSP Supply Agreement of approximately $0 and $493,000, respectively. The contract was terminated during 2013.

Waud Capital Partners, L.L.C.

On May 22, 2014, Waud Capital Partners, L.L.C. (“Waud”) filed a breach of contract suit against the Company in the Circuit Court of Cook County, Illinois. In its complaint, Waud alleges that pursuant to the terms of the letter agreement between the parties, it is entitled to reimbursement of certain expenses in the amount of approximately $111,000 that Waud incurred in connection with its proposed investment in the Company, in addition to recovery of attorneys’ fees and costs associated with the lawsuit. Subsequent to December 31, 2014, the lawsuit was settled for $120,000 to be paid via twelve monthly payments beginning June 1, 2015, and such cost is included in accrued liabilities on the Company’s consolidated balance sheet as of December 31, 2014.

Employment Agreements

The Company has employment agreements with various executives for three year terms with automatic one year renewals as defined. The agreements provide for annual salary, bonuses and benefits, and include certain termination benefits if the executives are terminated without cause. Termination benefits are calculated on the base salary and bonus as applicable, in accordance with the respective employment agreement for a period of one year from the date of termination.

On April 9, 2014, an executive was terminated by the Company. The Company entered into a severance agreement and committed to pay the former employee approximately $80,000 via twelve monthly payments beginning May 2014.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 17 - Commitment and Contingencies (continued)

HKO Purchase and Supply Agreement

On August 31, 2010, the Company entered into a Purchase and Supply Agreement with Hong Kong Optical Lens Co. (“HKO Supply Agreement”) with headquarters in Shenzhen, China.

In accordance with the HKO Supply Agreement, HKO sells eyewear, which consists of frames and lenses, and provides frame inventory management services to the Company. The Company provides frames to HKO to fulfill future orders of eyewear and maintains title and risk of loss to these frames while the frames reside in HKO’s warehouse in accordance with the HKO Supply Agreement. Once the frames are used by HKO to fulfill orders of eyewear, risk of loss transfers until such time the eyewear is received by the Company at its facility in Texas or a designated third party which is typically within 2-3 days of order fulfillment. As of December 31, 2014 and 2013, approximately $188,000 and $196,000, respectively, of inventory pertains to frame inventory maintained in HKO’s warehouse for frames that have not yet been used to fulfill orders of eyewear.

The Company or HKO has the option to terminate the Agreement if either of the following were to occur (i) the other party breaches any material provision of the agreement and the breaching party fails to cure such material breach within thirty days following written notice; or (ii) the other party becomes the subject of any voluntary or involuntary proceeding under the applicable national, federal, or state bankruptcy or insolvency laws and such proceeding is not terminated within sixty (60) days of its commencement. Any change in the relationship with HKO, which in the opinion of management is unlikely, could have an adverse effect on the Company’s business.

Purchases from HKO represented approximately 34% ($708,000) and 54% ($1,993,000) of the Company’s total purchases for the years ended December 31, 2014 and 2013, respectively. As of December 31, 2014 and 2013, approximately $459,000 and $504,000, respectively, was due to HKO which is presented in accounts payable in the accompanying consolidated balance sheets.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 18 – Customer and Vendor Concentrations

During the years ended December 31, 2014, and 2013, there were four and three customers which accounted for approximately 54% and 61% of the Company’s net sales, respectively. Approximately $315,000 and $222,000 which accounts for approximately 40% and 31% of accounts receivable, trade was due from these customers as of December 31, 2014 and 2013, respectively.

The main materials used in the Company’s products are polycarbonate and plastic. The Company has many suppliers and sources for these materials to meet their purchasing needs at prices which would not significantly impair their ability to compete effectively. During 2014 and 2013, there were two and one suppliers which accounted for approximately 58% and 54% of the Company’s net purchases, respectively. Approximately $483,000 and $504,000, which accounts for approximately 22% and 41% of accounts payable, was due to these vendors as of December 31, 2014 and 2013, respectively.

Note 19 – Equity Compensation Plan

2012 Option Plan

On October 20, 2012, the Company’s board of directors approved and adopted an equity-based compensation plan (2012 Performance Incentive Plan - “2012 Plan”). 50 capital units were available under the plan. Directors, officers and employees of the Company, and certain consultants to the Company, are eligible to receive Options under the 2012 Plan.

Options Granted

The fair value of each option is estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model). Expected volatilities are based on historical volatilities of comparable companies, industry indexes and other factors. Because the Company has no historical exercise data and alternative information, such as exercise data relating to employees of other companies, is not easily obtainable, the Company concluded that its historical Option exercise experience does not provide a reasonable basis upon which to estimate expected term. Accordingly, the Company utilizes the “simplified” method for “plain vanilla” options equal to the average of the term of the option and the vesting period. The risk-free rate represents the yield on U.S. Treasury bonds with a maturity equal to the expected term of the granted option.

Forfeitures are estimated at the time of grant. Given the Company’s limited historical exercise and termination data available, a 0% forfeiture rate is assumed for the valuation of the Options.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 19 – Equity Compensation Plan (continued)

Options Granted (continued)

In October and December of 2012, the Company granted 50 Options to certain executives for future services to acquire capital units at a weighted average exercise price of $5,000, exercisable over a 10 year term and generally vesting over a 1 year period with 50% of the options vesting on the grant date and the remaining 50% vesting one year from the grant date. The weighted average grant date fair value of the Options granted during the year ended December 31, 2012 was approximately $1,701.

The weighted average assumptions used for the year ended December 31, 2012 are as follows:

Expected volatility	34.5% - 34.8%
Expected term	5.5 years
Risk free interest rate	1.04% - 1.28%
Dividend rate	0%

The Company recognized approximately $0 and $36,100, respectively, of equity based compensation related to the grant of the Options to its employees for the years ended December 31, 2014 and 2013, respectively which is presented in personnel costs in the accompanying consolidated statements of operations.

The following table summarizes the Option activity for the fiscal years ended December 31, 2014 and 2013:

Weighted
Average
		Weighted	Remaining
	Number	Average	Contractual	Aggregate
	of	Exercise	Life	Intrinsic
	Options	Price	(in Years)	Value

Outstanding as of December 31, 2012	50	$5,000	9.9	$9,900
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Canceled	-	-	-	-
Outstanding as of December 31, 2013	50	5,000	8.9	9,900
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Canceled	-	-	-	-
Outstanding as of December 31, 2014	50	$5,000	7.9	$9,900
Exercisable at December 31, 2014	50	$5,000	7.9	$9,900

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 19 – Equity Compensation Plan (continued)

Options Granted (continued)

The following table summarizes the Company’s option activity for non-vested options for the years ended December 31, 2014 and 2013:

Weighted
Average
	Number of	Grant Date
	Options	Fair Value

Nonvested at December 31, 2012	30	$1,701.13
Granted	-	-
Vested	(30)	1,701.13
Forfeited	-	-
Nonvested at December 31, 2013	-	-
Granted	-	-
Vested	-	-
Forfeited	-	-
Nonvested at December 31, 2014	-	$-

Total equity based compensation related to non-vested awards not yet recognized as of December 31, 2014 and 2013 was approximately $0, as all Options have fully vested by December 31, 2013.

Note 20 – Members’ Equity

Subscription Agreements

On September 6, 2011, Holding entered into separate Subscription Agreements with three key employees (“Subscribers”), pursuant to which Holding sold to each Subscriber 400 capital units at a purchase price of $550 per unit. Concurrent with the Subscription Agreements, each Subscriber entered into a promissory note with Holding with a stated principle amount of $220,000 and an annual interest rate of .19%. Interest was to be paid annually commencing one year after the origination date. The principle amount as well as any earned but unpaid interest is due in full 30 months after the origination date. Approximately $660,000 of outstanding principal was due under the promissory notes, which is recorded as units subscribed as of December 31, 2012.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 20 – Members’ Equity (continued)

Subscription Agreements (continued)

On February 4, 2013, one key employee resigned from the Company and the member units and the promissory note were cancelled and approximately $220,000 was reflected as cancelation of member’s units on the accompanying consolidated statements of members’ deficit. As of December 31, 2014 and 2013, approximately $440,000 of units subscribed remained outstanding. Subsequent to December 31, 2014, the remaining promissory notes for approximately $440,000 were cancelled and the associated member’s units were also cancelled.

On May 25, 2012, Holding issued 20 capital units, at a purchase price of $5,000 per share to an accredited investor (“Investor”) in a private placement transaction. Total cash received, net of issuance costs, amounted to approximately $96,400. This transaction was completed pursuant to a Written Consent Agreement which the Company entered into with the Investor. The Investor’s units are recorded as part of capital units within Members’ Equity as of December 31, 2014 and 2013.

The Company’s articles of organization do not limit the amount of authorized capital units for issuance. As of December 31, 2014 and 2013, the Company had 9,619.20 capital units issued and outstanding.

Membership Unit Purchase Warrants

On January 28, 2014, the Company issued a Convertible Note containing a warrant provision which permits the holder to convert the principal portion of the Convertible Note, at any time prior to the maturity date, into a number of member units equal to 0.4% of the Company’s then total issued and outstanding member units. Based on 9,619.2 units outstanding, the warrant permits the holder to convert the principal amount of the note into 38.48 member units.

The fair value of the warrants of the Convertible Note (as determined using the Black Scholes valuation model) was determined to be nominal, therefore, no derivative liability or offsetting debt discount is included in the Company’s consolidated balance sheet as of December 31, 2014 although management will continue to measure the fair value of this instrument each reporting period through maturity date and record the impact under ASC 815 should the value become meaningful to the Company’s consolidated financial statements.

Approximately 507 Class A Warrants and 507 Class B Warrants were issued during the year ended December 31, 2014 (see Note 10).

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 20 – Members’ Equity (continued)

Membership Unit Purchase Warrants (Continued)

The relative fair value of the Class B Warrants was approximately $1,879,000 at the issuance date. The Company used the Black-Scholes pricing model to calculate the fair value of the Class B Warrants using the following assumptions:

Expected dividends	0%
Expected volatility	26.96%-28.25%
Expected term	5 years
Risk free interest rate	1.60%-1.72%

The fair value of the Class A Warrants was approximately $1,187,000 at the issuance date (see Note 16). The Company used a Binomial Lattice Valuation Model to calculate the fair value of the Class A Warrants (see Note 16).

In connection with the Convertible Note Private Placement, on various dates during December 2014, the Company issued five year Class C Warrants to purchase an aggregate of 25 membership units, exercisable in whole or in part as of the date of issuance. Further, the Company issued to the placement agent five-year Class C Warrants to purchase an aggregate of 2 membership units, exercisable in whole or in part as of the date of issuance. The fair value of the Class C Warrants was immaterial at the date of issuance. The Company used a Binomial Lattice Valuation Model to calculate the fair value of the Class C Warrants (see Note 16).

Pursuant to an engagement letter dated March 11, 2014, the Company issued to the placement agent 197.33 five-year warrants to purchase one membership unit at an exercise price of $0.01 per membership unit, exercisable in whole or in part as of the date of issuance (the “Advisory Services Warrant”). The Advisory Services Warrant is held in escrow by the Company’s legal counsel pending an initial public offering of the Company’s units. Such warrant will be accounted for at the time of the initial public offering.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 20 – Members’ Equity (continued)

Membership Unit Purchase Warrants (continued)

The following summarizes the Company’s warrant activity for the years ended December 31, 2014 and 2013:

Weighted
Average
		Weighted	Remaining
	Number	Average	Contractual
	of	Exercise	Life
	Warrants	Price	(in Years)
Outstanding as of December 31, 2012	-	$-	-
Granted	-	-	-
Exercised	-	-	-
Canceled/Forfeited	-	-	-
Outstanding as of December 31, 2013	-	-	-
Granted	1,278	4,339	5.00
Exercised	-	-	-
Canceled/Forfeited	-	-	-
Outstanding as of December 31, 2014	1,278	$4,339	4.52
Exercisable as of December 31, 2014	1,278	$4,339	4.52

Note 21 - Income Taxes

Holding elected to file a consolidated federal income tax return including its subsidiaries and to be treated as a corporation effective January 1, 2014. The components of the Company’s provision/benefit for income taxes for the years ended December 31, 2014 and 2013 are as follows:

	2014	2013
Current Provision (Benefit):
Federal	$—	$—
State	—	—
	—	—
Deferred Provision (Benefit):
Federal	—	—
State	—	—
	—	—

Provision (Benefit) for Income Taxes	$—	$—

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 21 - Income Taxes (continued)

The Company’s income tax rate computed at the statutory federal rate of 34% differs from its effective tax rate primarily due to permanent items, the change in taxable status, and the change in the deferred tax asset valuation allowance.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on Management’s evaluation, it is more likely than not that the deferred tax asset will not be realized and as such a valuation allowance has been recorded as of December 31, 2014 and 2013.

The tax effects of temporary differences that give rise to the deferred tax assets and tax liabilities as of December 31, 2014 and 2013 are as follows:

	2014	2013
Net operating loss	$5,747,000	$2,721,000
Depreciation and amortization	440,000	388,000
Deferred revenue	878,000	878,000
Inventory	731,000	10,000
Other	300,000	175,000
	8,096,000	4,172,000
Less: valuation allowance	(8,096,000)	(4,172,000)

Deferred Tax Asset	$—	$—

At December 31, 2014, the Company had net operating loss carryforwards of approximately $17 million which expire in varying amounts through December 31, 2034. Pursuant to Section 382 of the Internal Revenue Code of 1986, as amended (“the Code”), the utilization of net operating loss carryforwards may be limited as a result of a cumulative change in stock ownership of more than 50% over a three year period.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 22 – Subsequent Events

Subsequent events were evaluated by management through June 25, 2015, which was the date the consolidated financial statements were issued.

Series A Private Placement Amendments

Subsequent to December 31, 2014, the Company amended certain of the Series A Notes. Note holders representing $970,000 of outstanding principal entered into amendments whereby (a) each Series A Note matures on the earlier of (i) the 12-month anniversary of the issuance date and (ii) the completion of any merger with or acquisition by a third party; and (b) upon an initial public offering or cash acquisition of the Company, the outstanding principal and interest will automatically convert into Common Units at a per unit conversion price equal to (i) in the event of an initial public offering, 100% of the offering price of the Common Units in the Public Offering or (ii) in the event of an acquisition, 80% of the per share valuation of the Company in connection with the acquisition.

Further, note holders representing $1,285,000 of outstanding principal entered into amendments whereby (a) each Series A Note matures on the earlier of (i) the 12-month anniversary of the issuance date and (ii) the completion of any merger with or acquisition by a third party; and (b) upon an initial public offering or cash acquisition of the Company, the outstanding principal and interest may, at the holder’s option, convert into Common Units at a per unit conversion price equal to (i) in the event of an initial public offering, 100% of the offering price of the Common Units in the Public Offering or (ii) in the event of an acquisition, 80% of the per share valuation of the Company in connection with the acquisition.

In conjunction with the amendments, the Company issued five year Class A Warrants to purchase an aggregate of 166.25 membership units at an exercise price of $10,000 per unit, exercisable in whole or in part as of the date of issuance.

Also, subsequent to December 31, 2014, the Company amended certain of the Series A Notes whereby each Series A Note matures on the earlier of: (i) the 24-month anniversary of the issuance date; (ii) the completion of any acquisition, merger or consolidation of the Company in which the collective ownership of the Company in the transaction would own, in the aggregate, a lower percentage of the total combined voting power of the surviving entity than the acquiring company’s collective ownership; (iii) thirty (30) days following the funding of any financing that results in a listing on a national exchange (i.e., the Nasdaq or NYSE); or (iv) the sale by the Company of all or substantially all the Company’s assets in one transaction or in a series of related transactions.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 22 – Subsequent Events (continued)

Series A Private Placement Amendments (continued)

In conjunction with the amendments, the Company issued (i) five year Class A Warrants to purchase an aggregate of 324 membership units at an exercise price of $10,000 per unit and (i) five year Class B Warrants to purchase an aggregate of 324 membership units at an exercise price of $0.01 per unit.

Secured Bridge Private Placement Amendments

Subsequent to December 31, 2014, the Company was not in compliance with certain of the Bridge Note terms, and the notes were amended, curing the default and modifying the maturity date of the notes whereby each Bridge Note matures on the earlier of: (i) the receipt of funds from accounts receivable in the aggregate principal amount then outstanding of all Bridge Notes; (ii) the receipt of gross proceeds from any accounts receivable financing or factoring financing in an amount equal to at least the aggregate Bridge Note principal; (iii) thirty (30) days following the funding of any financing that results in a listing on a national exchange (i.e., the Nasdaq or NYSE); (iv) the sale by the Company of all or substantially all the Company’s assets in one transaction or in a series of related transactions; (v) the completion of any acquisition, merger or consolidation of the Company in which the collective ownership of the Company in the transaction would own, in the aggregate, a lower percentage of the total combined voting power of the surviving entity than the acquiring company’s collective ownership; and (vi) January 1, 2016. In conjunction with the amendments, the Company issued (i) five year Class A Warrants to purchase an aggregate of 115.5 membership units at an exercise price of $10,000 per unit and (i) five year Class B Warrants to purchase an aggregate of 115.5 membership units at an exercise price of $0.01 per unit.

Convertible Promissory Note and Promissory Note Amendments

Subsequent to December 31, 2014, the Company amended its Convertible Promissory Note and Promissory Note whereby such notes mature on the earlier of: (i) May 1, 2016; (ii) the date on which any class of equity securities of the Company is initially registered under the Securities Exchange Act of 1934; (iii) the completion of any acquisition, merger or consolidation of the Company, in which the collective ownership of the Company in the transaction would own, in the aggregate, a lower percentage of the total combined voting power of the surviving entity than the acquiring company’s collective ownership; or (iv) the sale by the Company of all or substantially all the Company’s assets in one transaction or in a series of related transactions.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 22 – Subsequent Events (continued)

Related Party Note Amendments

Subsequent to December 31, 2014, the Company amended its long-term notes due to related parties whereby such notes mature on the earlier of: (i) December 31, 2016; (ii) the completion of any acquisition, merger or consolidation of the Company, in which the collective ownership of the Company in the transaction would own, in the aggregate, a lower percentage of the total combined voting power of the surviving entity than the acquiring company’s collective ownership; or (iii) the sale by the Company of all or substantially all the Company’s assets in one transaction or in a series of related transactions.

Also subsequent to December 31, 2014, the Company borrowed an additional $75,000 from certain related parties and issued promissory notes which mature on terms consistent with the amended related party notes.

Convertible Note Private Placement

Subsequent to December 31, 2014, the Company issued and sold 172 investment units to accredited investors pursuant to the Convertible Notes Private Placement. Each investment unit was sold at a purchase price of $10,000 and consisted of (i) a Convertible promissory note in the principal amount of $10,000 and (ii) five year Class C Warrants to purchase one unit of the Company’s membership units, exercisable in whole or in part as of the date of issuance. As a result of the Private Placement, the Company issued warrants to purchase an aggregate of 172 of its membership units.

Each Convertible Note bears interest at a rate of 9% per annum and matures on the 12-month anniversary of the issuance date unless converted into equity upon an initial public offering of the Company’s securities or a cash acquisition of the Company. The terms of the Convertible Notes provide that the unpaid principal and interest amounts will automatically convert into Common Units at a per unit conversion price equal to (i) in the event of an initial public offering, eighty percent (80%) of the offering price of the Common Units (or shares, as the case may be) in the Public Offering (such price, the “Discounted IPO Price”) or (b) in the event of an acquisition, 80% of the per share valuation of the Company in connection with the acquisition.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 22 – Subsequent Events (continued)

Convertible Notes Private Placement (continued)

The terms of the Class C Warrants provide that the exercise price of each warrant shall mean (i) if the warrant becomes exercisable on the Company’s initial public offering date, 110% of the per warrant unit offering price of the Company’s securities in its initial public offering, (ii) if the warrant becomes exercisable upon the occurrence of an acquisition of the Company, the lower of (x) 20% discount to the warrant unit valuation in the acquisition and (y) a per warrant unit price based on a fully diluted market capitalization value of one hundred million dollars ($100,000,000) on the date of the acquisition, and (iii) if the warrant becomes exercisable on the June 30, 2015, a per warrant unit price based on a fully diluted market capitalization value of one hundred million dollars ($100,000,000) on June 30, 2015. At the time of issuance, the Company determined that the variable exercise price feature on the Class C Warrants constituted a derivative liability because the variable exercise price feature represents a variable conversion feature.

The Company accounted for the borrowing under the Convertible Notes and the Class C Warrants in accordance with the guidance prescribed in ASC 470-20, “Debt with Conversion and other Options.” In accordance with ASC 470-20, the fair value of the Class C Warrants is considered an original issue discount which is required to be amortized over the life of the note as interest expense using the effective interest rate method.

The fair value of the Class C Warrants was immaterial on the date of issuance. The Company used a Binomial Lattice Valuation Model to calculate the fair value of the Class C Warrants.

Proceeds received from the Convertible Note Private Placement was approximately $1,500,000, net of related costs of approximately $220,000. Debt issuance costs will be amortized to interest expense over the life of the Convertible Notes.

In connection with the Convertible Note Private Placement, the Company issued to the placement agent (i) five-year Class C Warrants to purchase an aggregate of 13.76 membership units. The fair value of the Class C Warrants was immaterial.

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 22 – Subsequent Events (continued)

Short-Term Promissory Note

Subsequent to December 31, 2014, the Company entered into a promissory note (“Short-Term Promissory Note”) for a principal amount of $100,000 with a stated interest rate of 9%. The principal is due, as well as any earned but unpaid interest, on the earlier of: (i) the date that is six (6) months after the original issue date; (ii) the date on which any class of equity securities of the Company is initially registered under the Securities Exchange Act of 1934, as amended; (iii) the completion of any acquisition, merger or consolidation of the Company, in which the collective ownership of the Company in the transaction would own, in the aggregate, a lower percentage of the total combined voting power of the surviving entity than the acquiring company’s collective ownership; or (iv) the sale by the Company of all or substantially all the Company’s assets in one transaction or in a series of related transactions.

In conjunction with the Short-Term Promissory Note, the Company issued (i) five year Class A Warrants to purchase an aggregate of 10 membership units at an exercise price of $10,000 per unit and (i) five year Class B Warrants to purchase an aggregate of 10 membership units at an exercise price of $0.01 per unit.

Royalty obligation Amendments

Subsequent to December 31, 2014, the Company amended its Royalty Obligation to borrow an additional $250,000. The royalty rate was amended to 3.09% of monthly IP Revenue; the minimum monthly royalty amount was amended to $36,458; the monthly royalty payments were deferred from April 2015 through June 2016 and will be due on July 1, 2016; and the buyout amount in the event of a change of control of the Company was amended to $3,500,000, of which 50% can be paid in equity.

Unsecured Convertible Promissory Note

Subsequent to December 31, 2014, the Company entered into a promissory note (“Unsecured Convertible Promissory Note”) for a principal amount of $400,000. The principal is due, as well as a $50,000 interest payment, upon the date on which the Company completes a proposed business combination. If the principal and interest are not repaid, at any time on or after July 1, 2015, such amounts may be converted into additional Royalty Obligations (see Note 11).

PRO FIT OPTIX HOLDING COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 22 – Subsequent Events (continued)

2015 Equity Incentive Plan

Subsequent to December 31, 2014, The Company’s board of directors adopted the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan enables the Company to formulate and implement a compensation program that will attract, motivate and retain employees through the ability to grant a variety of stock-based awards. No such awards have been granted under the 2015 Plan.